Exhibit 99.1

Blue Apron Holdings, Inc. Reports Fourth Quarter and Full Year 2018 Results

Key Highlights:

•

Net loss for the fourth quarter of 2018 improved 39%, or $15.4 million, year-over-year from $39.1 million to $23.7 million; adjusted EBITDA improved 60%, or $11.9 million, year-over-year from a loss of $19.7 million to a loss of $7.8 million, driven by expense management and operational efficiencies.

•

In the fourth quarter of 2018 COGS improved 930 basis points year-over-year to 60.8% as a percentage of net revenue, resulting from operational efficiencies created through enhanced fulfillment center processes.

•	Subsequent to the fourth quarter, Blue Apron is:
•	Transferring substantial production volume from its Arlington, Texas facility to its Linden, New Jersey facility, driven by strong efficiency gains in Linden.
•	Seeing favorable consumer response and interest to date from its WW partnership, launched in late December.
•	Introducing a new product innovation designed for online and brick-and-mortar retail, with its first partner to be announced imminently.

New York, NY – January 30, 2019 – Blue Apron Holdings, Inc. (NYSE: APRN) announced today financial results for the quarter and full year ended December 31, 2018. Blue Apron also announced today the transfer of production volume from its Arlington facility to its Linden facility with additional information available in the company’s Current Report on Form 8-K. Blue Apron will hold its scheduled earnings call and webcast tomorrow, January 31, at 8:30 a.m. Eastern Time to discuss its fourth quarter and full year 2018 results and business outlook.

“As we sharpen our focus on attracting and engaging consumers who represent high value to the business, we are seeing early, encouraging trends in our customer metrics, most notably average revenue per customer, which increased year-over-year,” said Brad Dickerson, Chief Executive Officer,  Blue Apron. “We are also pleased with our stronger-than-expected bottom-line results as our business becomes increasingly efficient. Following an assessment of our operational structure in light of this progress, we identified an opportunity to further optimize our processes by transferring a substantial portion of our production volume from our Arlington, Texas facility to our largest and most efficient facility in Linden, New Jersey.”

Dickerson continued, “We are entering 2019 with confidence in our strategic direction. We believe our newest product innovations and new strategic partnerships with WW and Jet have great potential as we enter the year with a deliberate focus on expanding our offerings to strategically and thoughtfully serve a strong base of loyal customers and attract new, high affinity consumers, as well as continuing to prioritize operational optimization and expense management. We believe our commitment to achieving profitability on an adjusted EBITDA basis in the first quarter and for full year 2019 will provide a strong foundation for future growth.”

Fourth Quarter 2018 Financial Results

•

Net revenue decreased 25% year-over-year to $140.7 million in the fourth quarter of 2018, compared to the fourth quarter of 2017, driven primarily by a decrease in Customers as the company deliberately reduced marketing spend and strategically invested in consumers who have high potential to be valuable to the business. Net revenue decreased 7% quarter-over-quarter largely reflecting seasonal trends in the business.

•

Cost of goods sold, excluding depreciation and amortization (COGS), as a percentage of net revenue improved 930 basis points year-over-year from 70.1% to 60.8% and improved 720 basis points from the third quarter of 2018. These improvements, led by the company’s Linden facility, were primarily driven by efficiencies gained in labor and food costs as a result of improved planning and process-driven strategies.

•

Marketing expense was $20.3 million, or 14.4% as a percentage of net revenue, in the fourth quarter of 2018, compared to $25.2 million, or 13.4% as a percentage of net revenue, in the fourth quarter of 2017. This change was primarily driven by the company's deliberate reduction in investment in marketing spend while sharpening focus on consumers with high affinity and retention within its direct-to-consumer platform.

•

Product, technology, general, and administrative (PTG&A) costs decreased 15% year-over-year from $53.3 million in the fourth quarter of 2017 to $45.4 million in the fourth quarter of 2018, as the company remained focused on expense management and optimization of its cost structure.

•

Other operating expense was $2.2 million in the fourth quarter of 2018, representing restructuring costs, including primarily employee-related expenses and other costs associated with the reduction in personnel in November 2018.  Other operating expense for the fourth quarter of 2017 was $6.8 million, resulting from impairment charges and employee-related expenses associated primarily with the personnel realignment implemented in October 2017.

•

Net loss was $23.7 million, and diluted loss per share was $0.12, in the fourth quarter of 2018 based on 194.0 million weighted average common shares outstanding, compared to a net loss of $39.1 million, and diluted loss per share of $0.20, in the fourth quarter of 2017 based on 191.0 million weighted average common shares outstanding. The net loss of $23.7 million in the fourth quarter of 2018 was an improvement of $10.2 million quarter-over-quarter, compared to a net loss of $33.9 million in the third quarter of 2018.

•

Adjusted EBITDA improved 60% year-over-year to a loss of $7.8 million in the fourth quarter of 2018, compared to a loss of $19.7 million in the fourth quarter of 2017, reflecting the company’s continued focus on expense management and operational efficiencies. Sequentially, adjusted EBITDA loss improved by $11.0 million quarter-over-quarter from a loss of $18.8 million in the third quarter of 2018.

Full Year 2018 Financial Results

•

Net revenue for full year 2018 decreased 24% to $667.6 million from $881.2 million for full year 2017, driven primarily by a decrease in Customers as the company remained focused on efficient marketing channels while implementing its multi-product, multi-channel strategy. The decrease in net revenue also resulted, in part, from the company’s decision in the second half of 2017 to deliberately prioritize operational stability and effectiveness.

•

Net loss for full year 2018 was $122.1 million, and diluted loss per share was $0.63, based on 192.7 million weighted average common shares outstanding, compared to net loss of $210.1 million, and diluted loss per share of $1.64, based on 128.1 million weighted average shares outstanding for full year 2017.

•	Adjusted EBITDA for full year 2018 was a loss of $61.4 million, compared to a loss of $137.9 million for full year 2017, reflecting improved expense management and operational efficiencies.

Key Customer Metrics

•

Key customer metrics included in the chart below reflect the company’s deliberate marketing investments while progressing through the aforementioned strategy, as well as trends of the business and seasonality.

	Three Months Ended,
	December 31,	September 30,	December 31,
	2017	2018	2018
Orders (in thousands)	3,196	2,647	2,418
Customers (in thousands)	746	646	557
Average Order Value	$57.99	$56.79	$58.12
Orders per Customer	4.3	4.1	4.3
Average Revenue per Customer	$248	$233	$252

For a description of how Blue Apron defines and uses these key customer metrics, please see “Use of Key Customer Metrics” below.

Liquidity and Capital Resources

•	Cash and cash equivalents was $95.6 million as of December 31, 2018.
•

In the fourth quarter of 2018, the company amended and refinanced its existing revolving credit facility to, among other things, extend the maturity date of the facility from August 2019 to February 2021, reduce the aggregate lender commitments to $85.0 million, and increase the applicable interest rate spread paid by the company by 200 basis points. In connection with the refinancing, the company repaid $41.4 million of indebtedness.

•

Capital expenditures, including amounts in accounts payable, totaled $1.9 million for the fourth quarter of 2018. This represents a reduction of $3.5 million in capital expenditures from the fourth quarter of 2017.

•

Full year 2018 capital expenditures, including amounts in accounts payable, totaled $13.8 million, representing a reduction of $96.7 million from the prior year following the substantial completion of the construction of the company’s Linden fulfillment center.

Conference Call and Webcast

Blue Apron will hold a conference call and webcast tomorrow at 8:30 a.m., Eastern Time to discuss its fourth quarter and full year 2018 results and business outlook. The conference call can be accessed by dialing (877) 883-0383 or (412) 902-6506, utilizing the conference ID 8804128.  Alternatively, participants may access the live webcast on Blue Apron’s Investor Relations website at investors.blueapron.com.

A recording of the webcast will also be available on Blue Apron’s Investor Relations website at investors.blueapron.com following the conference call. Additionally, a replay of the conference call can be accessed until Thursday, February 7, 2019 by dialing (877) 344-7529 or (412) 317-0088, utilizing the conference ID 10127237.

About Blue Apron

Blue Apron’s mission is to make incredible home cooking accessible to everyone. Launched in 2012, Blue Apron is reimagining the way that food is produced, distributed, and consumed, and as a result, building a better food system that benefits consumers, food producers, and the planet.  Blue Apron has developed an integrated ecosystem that enables the company to work in a direct, coordinated manner with farmers and artisans to deliver high-quality products to customers nationwide at compelling values.

Forward-Looking Statements

This press release includes statements concerning Blue Apron Holdings, Inc. and its future expectations, plans and prospects that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of these terms or other similar expressions. Blue Apron has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions including, without limitation, the company’s anticipated growth strategies, including its decision to prioritize customer segments within the direct-to-consumer business; the company’s ability to execute on its multi-product, multi-channel growth strategy; the company’s ability to achieve the benefits associated with the company’s workforce reductions; risks resulting from the company’s workforce reductions, including, but not limited to, further employee attrition and adverse effects on the company’s operations; its ability to efficiently transition production volume between its facilities and maintain its production efficiency; its expectations regarding competition and its ability to effectively compete; its ability to expand its product offerings, strategic partnerships and distribution channels; its ability to cost-effectively attract new customers, retain existing customers and increase the number of customers it serves; its amount of indebtedness and ability to fulfill its debt-related obligations; its ability to comply with the covenants in its revolving credit facility; seasonal trends in customer behavior; its expectations regarding, and the stability of, its supply chain; the size and growth of the markets for its product offerings and its ability to serve those markets; federal and state legal and regulatory developments; other anticipated trends and challenges in its business; and other risks more fully described in the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 filed with the U.S. Securities and Exchange Commission (“SEC”) on November 14, 2018, the company’s Annual Report on Form 10-K for the year ended December 31, 2018 to be filed with the SEC, and in other filings that the company may make with the SEC in the future. The company assumes no obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Information

This press release includes adjusted EBITDA, a non-GAAP financial measure, that is not prepared in accordance with, nor an alternative to, financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). In addition, adjusted EBITDA is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similarly-titled measures presented by other companies.

The company defines adjusted EBITDA as net earnings (loss) before interest income (expense), net, other operating expense, other income (expense), net, benefit (provision) for income taxes and depreciation and amortization, adjusted to eliminate share-based compensation expense. The company presents adjusted EBITDA because it is a key measure used by the company’s management and board of directors to understand and evaluate the company’s operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the company believes that the exclusion of certain items in calculating adjusted EBITDA can produce a useful measure for period-to-period comparisons of the company’s business.  Further, Blue Apron uses adjusted EBITDA to evaluate its operating performance and trends and make planning decisions, and it believes that adjusted EBITDA helps identify underlying trends in its business that could otherwise be masked by the effect of the items that the company excludes. Accordingly, Blue Apron believes that adjusted EBITDA provides useful information to investors and others in understanding and evaluating its operating results, enhancing the overall understanding of the company’s past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in its financial and operational decision-making.

There are a number of limitations related to the use of adjusted EBITDA rather than net income (loss), which is the most directly comparable GAAP equivalent. Some of these limitations are:

•

adjusted EBITDA excludes share-based compensation expense, as share-based compensation expense has recently been, and will continue to be for the foreseeable future, a significant recurring expense for the company’s business and an important part of its compensation strategy;

•	adjusted EBITDA excludes depreciation and amortization expense and, although these are non-cash expenses, the assets being depreciated may have to be replaced in the future;
•	adjusted EBITDA excludes other operating expense, as other operating expense represents impairment losses and restructuring costs;
•	adjusted EBITDA excludes other expense, as other expense represents a one-time loss on the extinguishment of convertible notes;
•	adjusted EBITDA does not reflect interest expense, or the cash requirements necessary to service interest, which reduces cash available to us;
•	adjusted EBITDA does not reflect income tax payments that reduce cash available to us; and
•	other companies, including companies in the company’s industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, adjusted EBITDA should be considered together with other operating and financial performance measures presented in accordance with GAAP. A reconciliation of adjusted EBITDA to net income (loss), the most directly comparable measure calculated in accordance with GAAP, is set forth below under the heading “Reconciliation of Non-GAAP Financial Measures”.

In addition, the company will be presenting certain guidance regarding future operating results, including forward-looking non-GAAP measures, on today’s call and webcast. Reconciliations of these forward-looking non-GAAP measures to the most directly comparable measures calculated in accordance with GAAP will be posted on the company’s investor relations section of its website, located at investors.blueapron.com under “Events and Presentations”.

Use of Key Customer Metrics

This press release includes various key customer metrics that we use to evaluate our business and operations, measure our performance, identify trends affecting our business, project our future performance, and make strategic decisions. You should read these metrics in conjunction with our financial statements. We define and determine our key customer metrics as follows:

Orders

We define Orders as the number of paid orders by our Customers across our meal, wine and market products sold on our e-commerce platforms in any reporting period, inclusive of orders that may have eventually been refunded or credited to customers.

Customers

We determine our number of Customers by counting the total number of individual customers who have paid for at least one Order from Blue Apron across our meal, wine or market products sold on our e-commerce platforms in a given reporting period.

Average Order Value

We define Average Order Value as our net revenue from our meal, wine and market products sold on our e-commerce platforms in a given reporting period divided by the number of Orders in that period.

Orders per Customer

We define Orders per Customer as the number of Orders in a given reporting period divided by the number of Customers in that period.

Average Revenue per Customer

We define Average Revenue per Customer as our net revenue from our meal, wine and market products sold on our e-commerce platforms in a given reporting period divided by the number of Customers in that period.

BLUE APRON HOLDINGS, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31,	December 31,
	2018	2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$95,615	$228,514
Accounts receivable, net	494	1,945
Inventories, net	33,634	41,927
Prepaid expenses and other current assets	11,116	7,824
Other receivables	1,143	2,539
Total current assets	142,002	282,749
Restricted cash	1,692	2,371
Property and equipment, net	209,515	230,828
Other noncurrent assets	1,690	1,761
TOTAL ASSETS	$354,899	$517,709
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$22,573	$30,448
Accrued expenses and other current liabilities	32,594	32,615
Deferred revenue	12,372	27,646
Total current liabilities	67,539	90,709
Long-term debt	82,603	124,687
Facility financing obligation	71,696	70,347
Other noncurrent liabilities	13,759	8,116
TOTAL LIABILITIES	235,597	293,859
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	119,302	223,850
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$354,899	$517,709

BLUE APRON HOLDINGS, INC.

Condensed Consolidated Statement of Operations

(In thousands, except share and per-share data)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net revenue	$140,733	$187,653	$667,600	$881,191
Operating expenses:
Cost of goods sold, excluding depreciation and amortization	85,602	131,469	433,496	627,964
Marketing	20,294	25,161	117,455	154,529
Product, technology, general, and administrative	45,407	53,280	194,340	247,907
Depreciation and amortization	8,829	8,501	34,517	26,838
Other operating expense	2,170	6,779	2,170	12,713
Total operating expenses	162,302	225,190	781,978	1,069,951
Income (loss) from operations	(21,569)	(37,537)	(114,378)	(188,760)
Interest income (expense), net	(2,115)	(1,581)	(7,683)	(6,384)
Other income (expense), net	—	—	—	(14,984)
Income (loss) before income taxes	(23,684)	(39,118)	(122,061)	(210,128)
Benefit (provision) for income taxes	(22)	(2)	(88)	(15)
Net income (loss)	$(23,706)	$(39,120)	$(122,149)	$(210,143)

Net income (loss) per share – basic	$(0.12)	$(0.20)	$(0.63)	$(1.64)
Net income (loss) per share – diluted	$(0.12)	$(0.20)	$(0.63)	$(1.64)
Weighted average shares outstanding – basic	193,955,364	191,029,134	192,678,914	128,057,330
Weighted average shares outstanding – diluted	193,955,364	191,029,134	192,678,914	128,057,330

BLUE APRON HOLDINGS, INC.

Condensed Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Year Ended
	December 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(122,149)	$(210,143)
Adjustments to reconcile net income (loss) to net cash from (used in) operating activities:
Depreciation and amortization of property and equipment	34,517	26,838
Loss (gain) on disposal of property and equipment	1,624	(25)
Loss on impairment	—	9,456
Changes in reserves and allowances	(1,247)	1,870
Share-based compensation	16,320	11,270
Non-cash interest expense	1,595	2,719
Loss (gain) on convertible notes	—	14,984
Changes in operating assets and liabilities	(7,560)	(9,411)
Net cash from (used in) operating activities	(76,900)	(152,442)
CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for acquisition	(250)	(1,177)
Decrease (increase) in restricted cash	679	1,595
Purchases of property and equipment	(15,022)	(124,242)
Proceeds from sale of property and equipment	983	137
Net cash from (used in) investing activities	(13,610)	(123,687)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from debt issuances	—	144,349
Repayments of debt	(41,422)	—
Payments of debt issuance costs	(908)	—
Proceeds from exercise of stock options	215	1,010
Principal payments on capital lease obligations	(274)	(194)
Net proceeds from public offering	—	283,500
Payments of public offering costs	—	(5,490)
Net cash from (used in) financing activities	(42,389)	423,175
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(132,899)	147,046
CASH AND CASH EQUIVALENTS — Beginning of period	228,514	81,468
CASH AND CASH EQUIVALENTS — End of period	$95,615	$228,514

BLUE APRON HOLDINGS, INC.

Reconciliation of Non-GAAP Financial Measures

(In thousands)

(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017
Reconciliation of net income (loss) to adjusted EBITDA
Net income (loss)	$(23,706)	$(33,942)	$(39,120)	$(122,149)	$(210,143)
Share-based compensation	2,765	4,569	2,518	16,320	11,270
Depreciation and amortization	8,829	8,599	8,501	34,517	26,838
Other operating expense	2,170	—	6,779	2,170	12,713
Interest (income) expense, net	2,115	1,943	1,581	7,683	6,384
Other (income) expense, net	—	—	—	—	14,984
Provision (benefit) for income taxes	22	19	2	88	15
Adjusted EBITDA	$(7,805)	$(18,812)	$(19,739)	$(61,371)	$(137,939)